Exhibit 10.3

MARRIOTT VACATIONS WORLDWIDE CORPORATION

DEFERRED COMPENSATION PLAN

(Effective July 1, 2013)

i

MARRIOTT VACATIONS WORLDWIDE CORPORATION

DEFERRED COMPENSATION PLAN

MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation, hereby establishes this Deferred Compensation Plan (the “Plan”), effective July 1, 2013 (the “Effective Date”), for the purpose of assisting Participants in providing tax-deferred savings for themselves and their beneficiaries.

ARTICLE I. DEFINITIONS

Section 1.01. Definitions. The following terms have the following meanings unless the context clearly indicates otherwise:

(a) “Account” means the account maintained on the books of the Company and/or pursuant to any Trust Agreement for each Participant, used solely to calculate the amount payable to each Participant (or his Beneficiary) under this Plan. Separate Accounts shall be maintained on behalf of a Participant to the extent needed to properly administer the Plan and comply with the Participant’s elections. Notwithstanding the foregoing, there shall be a separate Account for Company credits described in Section 3.02(b)(i) (the “Employer Credit Account”).

(b) “Administrator” means the Committee identified in Section 17.1 of the Marriott Vacations Worldwide Corporation Retirement Savings Plan or, to the extent the administration of the Plan entails setting the compensation of the executive officers of Marriott Vacations Worldwide Corporation within the meaning of its charter, the Compensation Policy Committee of the Board of Directors or, to the extent the administration of the Plan entails setting the compensation of the Non-Employee Directors of Marriott Vacations Worldwide Corporation, the Board of Directors.

(c) “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d) “Beneficiary” means the person(s) or entity(ies) designated by the Participant to be the beneficiary(ies) of the Participant’s Account under the Plan. If a valid designation of Beneficiary is not in effect at the time of the death of a Participant, the estate of the Participant is deemed to be the sole Beneficiary of such Account.

(e) “Board of Directors” means the Board of Directors of Marriott Vacations Worldwide Corporation.

(f) “Bonus” means any type of incentive-based compensation that is payable in cash, whether based on objective and/or subjective criteria, and whether paid on a monthly, quarterly or other periodic basis or on an ad hoc basis, but excluding commissions.

(g) “Change of Control” means, and shall be deemed to have occurred if:

(i) Any Person directly or indirectly becomes the Beneficial Owner of more than thirty percent (30%) of the Company’s then outstanding voting securities (measured on the basis of voting power), provided that the Person (A) has not acquired such voting securities directly from the Company, (B) is not the Company or any of its Subsidiaries, (C) is not a trustee or other fiduciary holding voting securities under an employee benefit plan of the Company or any of its Subsidiaries, (D) is not an underwriter temporarily holding the voting securities in connection with an offering thereof, and (E) is not a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock; or

(ii) The Company merges or consolidates with any other corporation, other than a merger or consolidation resulting in the voting securities of the Company outstanding immediately prior to such merger or consolidation representing fifty percent (50%) or more of the combined voting power of the voting securities of the Company, the other corporation (if such corporation is the surviving corporation) or the parent of the Company or other corporation, in each case outstanding immediately after such merger or consolidation; or

(iii) Continuing Directors cease to represent a majority of the Board of Directors, where “Continuing Directors” shall mean the members of the Board of Directors immediately after the date this Plan is adopted, and any other director whose appointment, election or nomination for election by the stockholders is approved by at least a majority of the Continuing Directors at such time; or

(iv) The stockholders of the Company approve a plan of complete liquidation of the Company or the Company sells or disposes of all or substantially all of its assets.

(h) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, including the regulations issued thereunder.

(i) “Company” means Marriott Vacations Worldwide Corporation, together with any and all Subsidiaries, and any successors thereto.

(j) “Compensation” means (i) with respect to employee Participants, base salary, Bonuses (both Performance-Based Compensation and otherwise) and commissions payable in cash, and (ii) with respect to Non-Employee Directors, fees payable in cash.

(k) “Election Form” means the form prescribed by the Administrator on which a Participant may elect to make Participant Deferrals and/or may elect a time and form of payment of his Account(s).

(l) “Eligible Employee” means any of the following individuals for whom the Company is obligated to withhold U.S. federal payroll taxes:

(i) An employee of the Company who, as of the last day of the calendar year, (x) has been determined by the Administrator to have received wages from the Company during such year in an amount that equals or exceeds the compensation threshold in effect for such calendar year for purposes of determining who is a highly compensated employee under Code Section 414(q)(1)(B) and (y) has completed one (1) Year of Service.

(ii) An employee of the Company who, (x) as of the date of hire, has a rate of base salary that the Administrator determines will equal or exceed the compensation threshold in effect for such calendar year for purposes of determining who is a highly compensated employee under Code Section 414(q)(1)(B) and (y) has completed ninety (90) days of employment with the Company.

(iii) Such other employee of the Company as may be designated by the Administrator.

(m) “Employer Credits” means an allocation described in Section 3.02(b).

(n) “Engaging in Competition” means (i) during the relevant period, engaging, individually or as an employee, consultant, owner (more than five percent (5%)) or agent of any entity, in or on behalf of any business engaged in significant competition (or that transacts or cooperates with another business in activities of significant competition) with any business operated by the Company or with interests adverse to those of the Company; (ii) during the relevant period, soliciting and hiring a key employee of the Company in another business, whether or not in significant competition with any business operated by the Company; or (iii) using or disclosing confidential or proprietary information, in each case, without the approval of the Company. For purposes hereof, the “relevant period” means the period during which the Participant provides services to the Company and the five year (or such shorter period as is agreed to by the Administrator in writing) period thereafter.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, including the regulations issued thereunder.

(p) “Non-Employee Director” means an individual who is not an employee of the Company and is a member of the Board of Directors.

(q) “Participant” means an Eligible Employee or a Non-Employee Director with respect to whom amounts are deferred under the Plan.

(r) “Participant Deferrals” means Compensation deferred pursuant to Section 3.02(a), including in the form of a Spillover Deferral.

(s) “Performance-Based Compensation” means cash compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered preestablished if established in writing by not later than ninety (90) days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established. If a Participant initially becomes eligible to participate in the Plan on a date other than January 1, then the amount of Performance-Based Compensation that may be deferred for such initial year of participation shall be limited to the total amount of such Performance-Based Compensation multiplied by the ratio (rounded down to the nearest whole percentage) of the number of days remaining in the year after the Election Form is filed over the total number of days in the year.

(t) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(u) “Plan” means this Marriott Vacations Worldwide Corporation Deferred Compensation Plan, as amended from time to time. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

(v) “Retirement” means a Participant’s Separation from Service (for reasons other than cause, as determined in the reasonable, good faith discretion of the Compensation Policy Committee of the Board of Directors or a subcommittee of one or more officers of the Company to whom the Committee delegates authority to make such determinations) after reaching age fifty-five (55) and having completed ten (10) continuous Years of Service.

(w) “Retirement Savings Plan” means the Marriott Vacations Worldwide Corporation 401(k) Retirement Savings Plan, or any successor plan thereto.

(x) “Separation from Service” means a termination of service with the Company that constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

(y) “Specified Employee” means a person described under Treasury Regulation Section 1.409A-1(i), applying the default rules thereunder.

(z) “Spillover Deferral” means a deferral of Compensation pursuant to a Participant’s irrevocable election to defer under this Plan a percentage of his Compensation equal to the percentage the Participant has elected to contribute on a pre-tax basis to the Retirement Savings Plan for a given plan year, with such Spillover Deferrals commencing at the time the Participant’s pre-tax Retirement Savings Plan contributions are suspended for the plan year as the result of the imposition of any limitations in Sections 401(a)(17), 402(g) or 415(c) of the Code, or any other applicable limit imposed by the Retirement Savings Plan, and continuing for the remainder of the plan year; provided that a Participant who elects to make Spillover Deferrals will be deemed to have made a commitment to maintain his Retirement Savings Plan election in effect for the entire plan year (up to the time of such suspension) without change.

(aa) “Subsidiary” means any corporation, partnership, joint venture, trust or other entity in which the Company has a controlling interest as defined in Treasury Regulation Section 1.414(c)-2(b)(2), except that the threshold interest shall be “more than fifty percent (50%)” instead of “at least eighty percent (80%).”

(bb) “Trust Agreement” means a trust agreement entered into by the Company and a trustee designated in such Agreement from time to time to implement and carry out the provisions of the Plan. Such Trust Agreement is incorporated herein by this reference.

(cc) “Unforeseeable Emergency” means any of (a) a severe financial hardship to the Participant, the Participant’s spouse, the Participant’s Beneficiary or the Participant’s dependent; (b) loss of the Participant’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, which creates an emergency financial need for the Participant.

(dd) A “Year of Service” is employment by or service with the Company for twelve (12) consecutive months without an intervening unpaid leave of absence or other separation from employment or service.

ARTICLE II. PARTICIPATION

Section 2.01. Participation.

(a) Any individual who qualifies as an Eligible Employee or Non-Employee Director as of the Effective Date is eligible to participate in the Plan on the Effective Date.

(b) An individual who first satisfies the requirements to become an Eligible Employee after the Effective Date shall be eligible to participate on the first day of month following the date on which the individual satisfied such requirements.

(c) A new Non-Employee Director after the Effective Date shall be eligible to participate on the date the individual becomes a Non-Employee Director.

Section 2.02. Termination of Participation. A Participant has no further right to receive Employer Credits or otherwise defer Compensation under the Plan upon termination of service with the Company, or upon receipt of written notice by the Administrator that the Participant has ceased to be eligible for the Plan; provided that any Participant Deferrals which must be irrevocable under Code Section 409A shall continue to be made according to such election. If a Participant terminates service with the Company and subsequently returns to service, he shall be treated as a new employee or other potential Participant for all Plan purposes.

Section 2.03. Election Forms; Deferral Elections.

(a) Deferral Elections. An Eligible Employee or Non-Employee Director may make Participant Deferrals by executing and filing with the Administrator an Election Form, subject to the terms and conditions described herein.

(i) For individuals who first become Eligible Employees or Non-Employee Directors other than on a January 1, the individual may file an Election Form within the first thirty (30) days after the individual becomes an Eligible Employee or Non-Employee Director, as applicable. Such deferral shall apply only to Compensation earned after the date the Election Form is filed with the Administrator and shall be irrevocable for the remainder of the calendar year.

(ii) For all other Eligible Employees or Non-Employee Directors:

(1) Prior to December 31 of a year (or such earlier date specified by the Administrator), the Eligible Employee or Non-Employee Director may file an Election Form with respect to Compensation earned for the following calendar year. The last election filed by December 31 (or such earlier date specified by the Administrator) shall be irrevocable for the following calendar year.

(2) Notwithstanding the foregoing, the Administrator may allow an Eligible Employee or a Non-Employee Director to file an Election Form to defer Performance-Based Compensation prior to the date that is six (6) months before the end of the performance period; provided that such election shall be given effect only with respect to the portion of the Performance-Based Compensation that is not then reasonably ascertainable and only if the Eligible Employee or Non-Employee Director has performed services for the Company continuously from the later of the beginning of the performance period or the date the performance criteria were established through the date on which the Election Form is filed with the Administrator. Such election shall be made by the deadline specified by the Administrator and shall be irrevocable with respect to the Performance-Based Compensation to which it relates.

(iii) Participant Deferral elections shall not carry over from year to year, and shall not carry over with respect to future Performance-Based Compensation.

(iv) Notwithstanding anything herein to the contrary, an Election Form with respect to deferrals of base salary and commissions shall not be effective until December 1, 2013.

(b) Distribution Elections. Within the same time periods as are specified under subsection (a) above, an Eligible Employee or a Non-Employee Director may file an Election Form specifying the time and form of payment of the Account(s) to which the election applies. The Administrator may permit an Eligible Employee or a Non-Employee Director to select a different time and form of payment for each type of Account established for the year. In the absence of an election, Section 4.02(d) shall apply.

(c) Administrative Rules. The Administrator shall determine the form of the Election Form from time to time. Upon the filing of an Election Form, an Eligible Employee or Non-Employee Director shall be bound by all the terms and conditions of the Plan and such Election Form.

Section 2.04. Limits on Deferrals. The permitted deferral percentage(s) with respect to Participant Deferrals are as follows:

(a) Base salary: any percentage (in whole or fractional percentages up to one decimal point) from one percent (1%) to eighty percent (80%).

(b) Bonus (including Performance-Based Compensation): any percentage (in whole or fractional percentages up to one decimal point) from one percent (1%) to eighty percent (80%).

(c) Commission: any percentage (in whole or fractional percentages up to one decimal point) from one percent (1%) to eighty percent (80%).

(d) Non-Employee Director fees: any percentage (in whole or fractional percentages up to one decimal point) from one percent (1%) to one hundred percent (100%).

The Administrator may, from time to time, in its sole discretion, prospectively adjust the minimum and maximum deferrals.

ARTICLE III. ACCOUNTS

Section 3.01. Accounts. The Company shall establish one or more Accounts on its books for each Participant, as necessary to account for credits to and earnings on such Accounts and to properly administer the Plan.

Section 3.02. Credits to Accounts

(a) Participant Deferrals. The Company shall credit to a Participant’s Account any amounts deferred by the Participant as soon as practicable after the date such amounts would have otherwise been paid to the Participant but for the deferral. Unless otherwise determined by the Administrator, the Company shall deduct any amounts it is required to withhold as to such deferred Compensation under any state, federal, or local law for taxes or other charges from the Participant’s non-deferred Compensation.

(b) Employer Credits; Vesting.

(i) The Company may credit to a Participant’s Employer Credit Account amounts equal to any matching contributions that the Participant would have received under the Retirement Savings Plan for the year if the Participant had not elected to defer amounts under the Plan. Should the Company elect to do so, such Employer Credits will be credited to the Participant’s Employer Credit Account as soon as practicable after the calendar year. The Company also may credit to the Employer Credit Account of a Participant an Employer Credit in an amount determined each year by the Company in its discretion. The Company shall determine the date as of which such discretionary Employer Credit shall be allocated to the Participant’s Employer Credit Account. A separate Account shall be established for each year for which an Employer Credit is allocated hereunder.

(ii) Each Employer Credit Account shall become vested at a rate of twenty-five percent (25%) per year on each of the first four (4) anniversaries of the date such Employer Credit was allocated to such Account, provided the Participant remains in continuous service with the Company. Upon a Participant’s Separation from Service other than due to Retirement or death, the unvested portion of all of the Participant’s Employer Credit Accounts shall be forfeited. All of a Participant’s Employer Credit Accounts shall become fully vested immediately upon a Change of Control or upon the Participant’s Retirement or death.

(iii) The Account(s) to which Employer Credits are made with respect to any year shall be subject to the Participant’s elections as to the time and form of payment made on an Election Form under Section 2.03(b). In the absence of an election, Section 4.02(d) shall apply.

(iv) If the Administrator determines that a Participant is Engaging in Competition, then all Accounts to which Employer Credits have been allocated shall be immediately forfeited as of the date of such determination, even if vested.

Section 3.03. Earnings on Accounts. The Account(s) of a Participant shall be credited with an investment return (which may include a fixed rate of interest) determined as if the account were invested in one or more investment funds made available by the Administrator (or which may be based on a fixed rate of interest selected by the Administrator). If the Administrator makes available alternatives for deemed investments or rates of return, then the Participant shall elect among the alternatives in the manner prescribed by the Administrator and such election shall take effect upon the entry of the Participant into the Plan. Any such investment election of the Participant shall remain in effect until a new election is made by the Participant. In the event a Participant fails for any reason to make an effective election, the investment return shall be based on the return of the default fund (or rate) determined by the Administrator.

Section 3.04. Periodic Statements of Account. The Administrator shall provide to each Participant, not less frequently than annually, a statement with respect to each of his

Accounts in such form as the Administrator determines to be appropriate, setting forth the amounts credited or debited during the reporting period, the balance to the credit of such Participant in such Account, and other information the Administrator determines is appropriate.

Section 3.05. Participant’s Rights Unsecured. The right of the Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his Account or any other specific assets of the Company. The right of a Participant or Beneficiary to the payment of benefits under this Plan shall not be assigned, transferred, pledged or encumbered.

Section 3.06. Unfunded Plan. This Plan is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management and highly compensated employees. Nothing contained in this Plan and no action taken pursuant to its terms shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or Beneficiary, or any other person.

Section 3.07. Effect of Change of Control. Notwithstanding the preceding sections of this Article III, upon the occurrence of a Change of Control, the Company or any successor entity shall promptly, and in any event within five (5) business days of the Change of Control, deposit a sum equal to the amounts deferred under this Plan (less any amounts already deposited into a trust fund for the payment of such benefits) into a trust fund (the “Rabbi Trust”); provided that the Rabbi Trust shall not be funded if the funding thereof would result in taxable income to an Participant by reason of Section 409A(b) of the Code. Any payments by the trustee of the Rabbi Trust out of such trust shall, to the extent thereof, discharge the Company’s obligation to pay amounts deferred under this Plan (including any earnings credited thereon), it being the intent of the Company that assets in such Rabbi Trust be held as security for the Company’s obligation to pay amounts deferred under this Plan. Any similar payments made directly by the Company to a Participant pursuant to this Plan will relieve the trustee of the Rabbi Trust of the obligation to make such payments and will relieve the Company of the obligation to fund the Rabbi Trust to the extent of such payments. In addition, at such other time as determined by the Board of Directors, payments due to be made under the Plan may be paid out of assets transferred by the Company to a trust fund maintained pursuant to the terms and conditions of a Trust Agreement. A Change of Control, however, will not accelerate or otherwise affect the timing of distributions from Accounts.

ARTICLE IV. DISTRIBUTIONS

Section 4.01. Distributions. All distributions hereunder shall be made promptly by the Company as they become due under the terms of the Plan except to the extent such distributions are made by the Trustee. Any payment of amounts due Participants or Beneficiaries under the Plan which are made by the Trustee shall be deemed to be payment by the Company for all Plan purposes.

Section 4.02. Time and Form of Distributions. A Participant may elect to receive (or commence receipt of) the vested balance of his Account:

(a) Separation from Service. Upon the Participant’s Separation from Service, in either a lump sum or installments payable over five (5), ten (10), fifteen (15) or twenty (20) years. The lump sum will be paid or installments will commence, as applicable, during the January that follows the calendar year in which the Participant’s Separation from Service occurs, or if the Participant is a Specified Employee, on the first day of the seventh month after the Participant’s Separation from Service, if later.

(b) Anniversary of Separation from Service. Upon any of the first five anniversaries of the Participant’s Separation from Service, in either a lump sum or installments over five (5), ten (10), fifteen (15) or twenty (20) years. The lump sum will be paid or installments will commence, as applicable, during the January that follows the calendar year that includes the designated anniversary date.

(c) Specified Year. In a specified year, provided that (i) the minimum deferral period for any Account other than an Employer Credit Account shall be three (3) years, and (ii) the minimum deferral period for an Employer Credit Account shall be four (4) years. If a Participant’s specified year election does not comply with the foregoing minimum deferral periods, then such election shall be automatically revised so that it is deemed to have indicated the earliest permitted year for distribution. A lump sum is the only form of payment available for a specified year distribution, and payment will be made in January of such specified year.

(d) Default Election. In the absence of an election as to the time and/or form of payment for any Account to which Participant elective deferrals are credited, such Account shall be distributed in a lump sum during the January that follows the calendar year in which the Participant’s Separation from Service occurs, or if the Participant is a Specified Employee, on the first day of the seventh month after the Participant’s Separation from Service, if later. If a Participant fails to elect the time and/or form of payment for any Employer Credit Account, then such account shall be subject to the same time and form of payment election as the Participant has made with respect to Participant elective deferrals for the same year or, if no such election has been made, or multiple elections have been made, then such account shall be distributed in a lump sum during the January that follows the calendar year in which the Participant’s Separation from Service occurs, or if the Participant is a Specified Employee, on the first day of the seventh month after the Participant’s Separation from Service, if later.

(e) Further Deferral of Distributions or Change in Form of Payment. A Participant may elect to further defer a distribution of any Account, or to change the form of payment for such Account, subject to the following:

(i) The new election may not take effect until at least twelve (12) months after the date on which the election is made.

(ii) The new election must provide for the deferral of the payment for a period of at least five (5) years from the date such payment would otherwise have been made (or, in the case of installment payments, five (5) years from the date the first payment would otherwise have been made).

(iii) The new election must be made at least twelve (12) months prior to the original date of the payment (or, in the case of installment payments, twelve (12) months prior to the original date of the first installment payment).

Any such deferral election must be made in writing on the form prescribed by the Administrator for this purpose. The Administrator may further limit the availability and frequency of change elections in accordance with rules announced in advance and generally applied to all Participants. For purposes of this Section 4.02(e), any entitlement to installment payments shall be treated as an entitlement to a single payment.

Section 4.03. Installment Payments. If the installment method of payment is elected, then the periodic payments will include earnings adjustments to any remaining balance during the payout period. After the first payment is made, the remaining installments will be paid in January of each succeeding year. Annual amounts to be distributed under the installment method are determined by multiplying the amount in the Participant’s Account immediately prior to the payment date by a fraction, the numerator of which is one (1) and the denominator of which is the number of annual payments remaining to be paid (e.g., for 10 installments, 1/10, 1/9, 1/8, etc.).

Section 4.04. Unforeseeable Emergency Withdrawals. If a Participant provides information to the Administrator that is sufficient, as determined solely and conclusively by the Administrator, to establish that Unforeseeable Emergency has occurred, then the Administrator may authorize immediate payment to such Participant from the Participant’s Account, an amount reasonably necessary to satisfy the emergency need, taking tax consequences and the extent to which the Participant has exhausted his ability to borrow money under tax qualified retirement plans into account. Distributions under this paragraph shall be made first from Accounts with the earliest scheduled payment date.

Section 4.05. Permissible Delays in Distribution. Notwithstanding any distribution elections made under the Plan, distributions may be delayed in accordance with the following provisions, provided that any such distribution shall be made solely in the discretion of the Administrator without regard to the request, intent or wishes of any Participant or Beneficiary:

(a) 162(m). Subject to the requirements of Treasury Regulation Section 1.409A-2(b)(7)(i), the Administrator, in its sole discretion, may delay distributions to a Participant to the extent necessary to avoid application of the deduction limitation under Code Section 162(m).

(b) Violations of Law. Subject to the requirements of Treasury Regulation Section 1.409A-2(b)(7)(ii), the Administrator may delay distributions to a Participant or Beneficiary to the extent that it reasonably anticipates that the distribution, if paid, will violate Federal securities laws or other applicable law.

Section 4.06. Payments Upon Death of Participant. In the event of a Participant’s death, the vested balance of the Participant’s Accounts shall be paid to the Participant’s

Beneficiary(ies) in a single lump sum no later than ninety (90) days after the date of death. Notwithstanding the foregoing, if the Participant’s Beneficiary, estate or legal representative fails to notify the Administrator of the death of the Participant, such that the Company is unable to make timely payment hereunder, then the Company shall not be treated as in breach of this Plan and shall not be liable to the Beneficiary, estate or legal representative for any losses, damages, or other claims resulting from such late payment. If a Beneficiary dies while entitled to receive a distribution from the Plan, the distribution shall be paid to the estate of the Beneficiary. Beneficiary designations shall be in writing on such form as the Administrator may prescribe for this purpose, and must be filed with the Administrator while the Participant is living to be given effect.

ARTICLE V. ADMINISTRATION

Section 5.01. Administration of the Plan. The Administrator shall administer and interpret the Plan, and supervise preparation of Election Forms and Beneficiary designation forms, and any amendments thereto. Interpretation of the Plan shall be within the sole discretion of the Administrator and shall be final and binding upon each Participant and Beneficiary. The Administrator may adopt and modify rules and regulations relating to the Plan as it deems necessary or advisable for the administration of the Plan. If a member of the Administrator shall also be a Participant or Beneficiary, such person shall not participate in any determinations affecting such person’s participation in the Plan. The Administrator may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

Section 5.02. Claims and Appeals.

(a) Claim Filing. Any person or entity claiming a benefit, or requesting an interpretation, ruling, or information under the Plan (hereinafter referred to as “Claimant”), shall present the request in writing to the Administrator within one (1) year following the date that such person or entity knew or, exercising reasonable care, should have known of such claim, and the Administrator shall respond in writing as soon as practical, but in no event later than ninety (90) days after receiving the initial claim. If special circumstances require an extension of the time for processing the claim, the initial ninety (90) period may be extended for up to an additional ninety (90) days. If such an extension is required, the Administrator will provide written notice of the required extension before the end of the initial ninety (90) day period, which notice shall (i) specify the circumstances requiring an extension, (ii) a description of any additional material or information required and an explanation of why it is necessary, and (iii) the date by which the Administrator expects to make a decision.

(b) Denial of Claim. If a claim is denied, the Administrator shall provide the Claimant with written notice containing: (i) the reasons for the denial, with specific reference to the Plan provisions on which the denial is based; (ii) an explanation of the Plan’s claim review procedure; and (iii) any other information required by ERISA.

(c) Review of Claim. Any Claimant whose claim or request is denied or who has not received a response within the applicable time period set forth in subsection (a) may request a review by notice given in writing to the Administrator. Such a request must be made within sixty (60) days after receiving notice of the denial or the expiration of the time period set forth in subsection (a) if the Claimant has not received a response. Such a request shall then be reviewed by the Administrator which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

(d) Final Decision. The Administrator shall provide the Claimant with written notice of its decision on review within sixty (60) days after receipt of the Claimant’s review request or hearing date. If special circumstances require an extension of the time to process the decision on review, the processing period may be extended for up to an additional sixty (60) days. If such an extension is required, the Administrator will provide written notice of the required extension to the Claimant before the end of the initial sixty (60) day period. If the claim is denied, the Administrator will provide the Claimant with a written notice containing the reasons for the denial, with specific reference to the Plan provisions on which the denial is based, and all other information required by ERISA. All decisions on review shall be final and bind all parties concerned.

ARTICLE VI. OTHER PROVISIONS

Section 6.01. Amendment and Termination; Acceleration of Distributions. The Administrator may amend or terminate the Plan without the consent of the Participants or Beneficiaries, provided, however, that no amendment or termination may reduce any Account balance accrued on behalf of a Participant based on deferrals already made, or divest any Participant of rights to which he would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment; provided, however, this Section shall not restrict the right of the Administrator to cause all Accounts to be distributed in the event of Plan termination, provided all Participants and Beneficiaries are treated in a uniform and nondiscriminatory manner.

Section 6.02. Expenses. Costs of administration of the Plan will be paid by the Company, except that, following a Participant’s Separation from Service for any reason other than Retirement, the Administrator may deduct a reasonable administrative fee (assessed no more frequently than quarterly) from the balance of the Participant’s aggregate undistributed Accounts.

Section 6.03. Severability. If any of the provisions of the Plan shall be held to be invalid, or shall be determined to be inconsistent with the purpose of the Plan, the remainder of the Plan shall not be affected thereby.

Section 6.04. Binding Upon Successors. This Plan shall be binding upon and inure to the benefit of Marriott Vacations Worldwide Corporation, its successors and assigns, and the Participants and their heirs, executors, administrators, and legal representatives.

Section 6.05. Not a Contract of Employment. This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

Section 6.06. Protective Provisions. A Participant or Beneficiary will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

Section 6.07. Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Administrator shall be directed to the address for the headquarters of Marriott Vacations Worldwide Corporation. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in the Company’s records.

Section 6.08. Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable, and no part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency other than (a) to a Participant’s Beneficiary pursuant to the provisions herein, (b) pursuant to a domestic relations order deemed legally sufficient by the Administrator or (c) by will or the laws of descent and distribution.

Section 6.09. Offset. If, at the time a payment is due hereunder, the Company determines that the Participant is indebted or obligated to the Company, then the payment to be made to or with respect to such Participant (including a payment to the Participant’s Beneficiary) may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation; provided, however, that an election by the Company to not reduce any such payment shall not constitute a waiver of its claim for such indebtedness or obligation.

Section 6.10. Governing Law. This Plan shall be construed in accordance with and governed by the law of the State of Florida, without reference to conflict of law principles thereof, to the extent not preempted by federal law.

IN WITNESS WHEREOF, Marriott Vacations Worldwide Corporation has caused this Plan to be executed by its duly authorized officers.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By	/s/ Michael E. Yonker
Michael E. Yonker
Executive Vice President and Chief Human Resources Officer